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                                                                    EXHIBIT 99.5



              CONSENT OF ROBERT KAVNER TO APPOINTMENT AS DIRECTOR



Reference is made to the Registration Statement on Form S-4, and to the Joint Proxy Statement/Prospectus which forms a part thereof (together, the "Registration Statement"), to be filed with the Securities and Exchange Commission by Media Metrix, Inc. in connection with its combination with Jupiter Communications, Inc. In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement, and any subsequent amendments thereto, as a person who is about to become a director of Media Metrix, Inc.



                                          /s/ ROBERT KAVNER

                                          --------------------------------------

                                          Name: Robert Kavner



August 4, 2000